EXHIBIT 4.1


     [LOGO]  CAPELOGIC INCORPORATED
             Providing Technology Solutions for Financial Services

--------------------------------------------------------------------------------

                                         1 Windhaven Court, Monroe Twp, NJ 08831
                                  Telephone: (609) 448-7930  Fax: (973) 206-9430
                                                         Web:  www.capelogic.com


                               September 25, 2009



Advisors Asset Management, Inc.
8100 E. 21st St. North, Ste. 900B
Wichita, KS  67226



     Re:                  Advisors Disciplined Trust 431
              Advisors Corporate Trust Navellier-Dial High Income
                       Opportunities Portfolio, Series 6
              ---------------------------------------------------

Gentlemen:

We have examined the Registration Statement File No. 333-161883, for the referenced Trust and acknowledge that Capelogic, Inc. is currently acting as the independent pricing agent for Advisors Disciplined Trust 431.
Subsequently, we hereby consent to the reference of Capelogic, Inc. as independent pricing agent.

In addition, we confirm that the ratings of the bonds comprising the portfolio of the Trust, as indicated in the Registration Statement, are the ratings currently indicated in our database as of the date of the evaluation report.

You are hereby authorized to file a copy of this letter with the Securities and Exchange Commission.

Sincerely,


/s/ SALMAN AHMAD
----------------
Salman Ahmad
Treasurer